UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

Fortress Transportation & Infrastructure Investors LLC
(Exact name of registrant as specified in charter)

Delaware	001-37386	32-0434238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The Jefferson Energy companies, acting through certain subsidiaries (“Jefferson”), and The Port of Beaumont Navigation District of Jefferson County, Texas, priced their previously announced private offering of  Series 2020 Bonds on January 29, 2020.   $263,980,000 aggregate principal amount of the Series 2020 Bonds will be issued in the offering.  The Series 2020 Bonds will be designated as $184,920,000 of Series 2020A Dock and Wharf Facility Revenue Bonds (the “Series 2020A Bonds”), and $79,060,000 of Series 2020B Taxable Facility Revenue Bonds (the “Taxable Series 2020B Bonds”).

The Series 2020A Bonds maturing on January 1, 2035 ($53,520,000 aggregate principal amount) will bear interest at a fixed rate of 3.625%.

The Series 2020A Bonds maturing on January 1, 2050 ($131,400,000 aggregate principal amount) will bear interest at a fixed rate of 4.00%.

The Taxable Series 2020B Bonds will mature on January 1, 2025 and will bear interest at a fixed rate of 6.00%.

The closing of the offering is subject to certain limited conditions and is expected to occur on or before February 11, 2020.

The Series 2020 Bonds are special, limited obligations of The Port of Beaumont Navigation District of Jefferson County, Texas, payable from, and secured solely by, the trust estate and the collateral pledged therefor. Contractual arrangements entered into in connection with the offering will provide that Jefferson bears the economic obligation to pay principal, interest and other amounts under the Series 2020 Bonds as and when due. The Series 2020 Bonds do not constitute indebtedness of any of:  The Port of Beaumont Navigation District of Jefferson County, Texas; the State of Texas; Jefferson County; Orange County, Texas; or any other political subdivision of the State of Texas and shall not constitute or give rise to any pecuniary liability of any of the foregoing.  Neither the full faith and credit of The Port of Beaumont Navigation District of Jefferson County, Texas, nor the full faith and credit and taxing power of any of the State of Texas; Jefferson County; Orange County, Texas; or any other political subdivision of the State of Texas is pledged to the payment of the principal of or interest or premium, if any, on the Series 2020 Bonds.

The Series 2020 Bonds were offered only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to “institutional accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.  The Series 2020 Bonds will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this Form 8-K filed pursuant to Item 8.01 does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Explanatory Note

In addition to the disclosure included under Item 8.01 herein, this Form 8-K is also serving as an amendment to the Current Report on Form 8-K of Fortress Transportation & Infrastructure Investors LLC. (the “Company”), filed on January 17, 2020 (the “Original Form 8-K”).  Following the initial filing of the Original Form 8-K, the Company discovered that the wrong Item was inadvertently tagged in the submission (Item 8.01 rather than Item 7.01).  The Company is amending the Original Form 8-K to include the correct item tag (Item 7.01), and Item 7.01 of this filing entirely supersedes the applicable item in the Original Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On January 17, 2020, the Jefferson Energy companies, acting through certain subsidiaries (“Jefferson”), and The Port of Beaumont Navigation District of Jefferson County, Texas, announced their intention to offer Series 2020 Bonds in an aggregate principal amount of approximately $265,805,000 (the “Series 2020 Bonds”).  The Series 2020 Bonds will be designated as approximately $186,385,000 of Series 2020A Dock and Wharf Facility Revenue Bonds, and approximately $79,420,000 of Series 2020B Taxable Facility Revenue Bonds.  These amounts are preliminary and are subject to change.

Jefferson intends to use the net proceeds from this offering to refund, redeem and defease certain existing indebtedness, to pay for or reimburse the cost of development, construction and acquisition of certain facilities, to fund certain reserve and funded interest accounts related to the Series 2020 Bonds, and to pay for or reimburse certain costs of issuance of the Series 2020 Bonds.  Jefferson is a subsidiary of Fortress Transportation and Infrastructure Investors LLC (NYSE: FTAI).

Jefferson expects that, within twelve months following completion of the projects to be funded or reimbursed in connection with this offering (which completion is currently expected to occur by the fourth quarter of 2020) its annual run-rate revenues for such facilities will be in a range of $130 to $150 million, and annual run-rate EBITDA will be in a range of $70 to $80 million.  These projections assume approximately 4.3 million barrels of storage capacity, with an 80-85% utilization rate and pricing substantially comparable to current market rates.  The above-referenced information does not give effect to any additional projects Jefferson and/or FTAI are pursuing, or may pursue, currently or in the future.

The Series 2020 Bonds are special, limited obligations of The Port of Beaumont Navigation District of Jefferson County, Texas, payable from, and secured solely by, the trust estate and the collateral pledged therefor.  The Series 2020 Bonds do not constitute indebtedness of any of:  The Port of Beaumont Navigation District of Jefferson County, Texas; the State of Texas; Jefferson County; Orange County, Texas; or any other political subdivision of the State of Texas and shall not constitute or give rise to any pecuniary liability of any of the foregoing.  Neither the full faith and credit of The Port of Beaumont Navigation District of Jefferson County, Texas, nor the full faith and credit and taxing power of any of the State of Texas; Jefferson County; Orange County, Texas; or any other political subdivision of the State of Texas is pledged to the payment of the principal of or interest or premium, if any, on the Series 2020 Bonds.

The Series 2020 Bonds are being offered only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to “institutional accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.  The offering will be made only by means of a limited offering memorandum and related supplements thereto.

The information in this Form 8-K furnished pursuant to Item 7.01 does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Jefferson is not providing forward looking guidance for U.S. GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, development and construction progress and timing with respect to current and future projects, potential cost overruns, interest expense, and revenues related to projects under development and/or construction. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

Cautionary Language Regarding Forward-Looking Statements

The information contained in this Form 8-K, including those regarding Jefferson’s intended use of the net proceeds of the proposed offering, the anticipated closing and Jefferson’s projected financial performance, and any other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative terms or other comparable words, or by discussions of strategy, plans or intentions. Examples of forward-looking statements are statements that concern Jefferson’s or FTAI’s future plans, strategies, revenues, costs, projections and liquidity. The forward-looking statements contained herein are based on Jefferson’s and FTAI’s expectations and are necessarily dependent upon assumptions, estimates and data that either Jefferson or FTAI believes is reasonable as of the date made but that may be incorrect, incomplete or imprecise or not reflective of actual results. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Neither Jefferson nor FTAI undertakes to update or revise any of the forward-looking statements contained herein, even if it becomes clear that the forward-looking statements contained herein will not be realized. There are or will be important factors that could cause Jefferson’s or FTAI’s actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A.  “Risk Factors” of FTAI’s Annual Report on Form 10-K for fiscal year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, as updated by annual, quarterly and other reports FTAI files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

Date: January 30, 2020	By:	/s/ Scott Christopher
Scott Christopher
Chief Financial Officer